                                INDEX TO BY LAWS

                         FIRST FIDELITY BANCORPORATION
          (AMENDED OCTOBER 14, 1987, FEBRUARY 25, 1988, JULY 19, 1990
                             AND OCTOBER 21, 1993)

********************************************************************************

ARTICLE I:      OFFICES

SECTION 1.1     -    Principal Business Office  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        1.2     -    Other Business Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        1.3     -    Registered Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II:     MEETINGS OF SHAREHOLDERS

SECTION 2.1     -    Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        2.2     -    Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.3     -    Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.4     -    Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.5     -    Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.6     -    Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.7     -    Adjourned Meetings and Notice Thereof  . . . . . . . . . . . . . . . . . . . .   3
        2.8     -    Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.9     -    Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.10    -    Officers of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.11    -    Order of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
        2.12    -    Voting List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
        2.13    -    Inspectors of Election . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
        2.14    -    Notification of Nominations  . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE III:    BOARD OF DIRECTORS

SECTION 3.1     -    Function of Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        3.2(a)  -    Number of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        3.2(b)  -    Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        3.3     -    Classification of Directors  . . . . . . . . . . . . . . . . . . . . . . . . .   8
        3.4     -    Resignation and Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        3.5     -    Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        3.6     -    Place of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        3.7     -    Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        3.8     -    Use of communications Equipment  . . . . . . . . . . . . . . . . . . . . . . .   9
        3.9     -    Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        3.10    -    Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        3.11    -    Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        3.12    -    Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        3.13    -    Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        3.14    -    Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        3.15    -    Chairman of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        3.16    -    Adjournment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        3.17    -    Presumption of Assent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                INDEX TO BY LAWS

                         FIRST FIDELITY BANCORPORATION
          (AMENDED OCTOBER 14, 1987, FEBRUARY 25, 1988, JULY 19, 1990
                             AND OCTOBER 21, 1993)

********************************************************************************

ARTICLE IV:     COMMITTEES

SECTION 4.1     -    Establishment of Committees  . . . . . . . . . . . . . . . . . . . . . . . . .  11
        4.2(a)  -    Executive Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        4.2(b)  -    Meetings of the Executive Committee  . . . . . . . . . . . . . . . . . . . . .  12
        4.3(c)  -    Chairman of the Executive Committee  . . . . . . . . . . . . . . . . . . . . .  12
        4.3     -    Audit Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        4.4     -    Organization and Compensation Committee  . . . . . . . . . . . . . . . . . . .  12
        4.5     -    Other Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        4.6     -    Committee Chairman . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        4.7     -    Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        4.8     -    Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        4.9     -    Notices of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        4.10    -    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        4.11    -    Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        4.12    -    Limitation of Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V:      OFFICERS

SECTION 5.1     -    Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        5.2     -    Additional Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        5.3     -    Election and Term of Office  . . . . . . . . . . . . . . . . . . . . . . . . .  14
        5.4     -    Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        5.5     -    Powers and Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        5.6(a)  -    Chairman . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        5.6(b)  -    President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        5.6(c)  -    Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        5.6(e)  -    Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        5.7     -    Compensation of Officers . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        5.8     -    Fidelity Bond  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VI:     CAPITAL STOCK AND OTHER SECURITIES

SECTION 6.1     -    Issuance of Stock and Other Securities . . . . . . . . . . . . . . . . . . . .  17
        6.2     -    Lost, Stolen and Destroyed Certificates  . . . . . . . . . . . . . . . . . . .  17
        6.3     -    Transfer of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
        6.4     -    Record Date for Dividends or Rights  . . . . . . . . . . . . . . . . . . . . .  18
        6.5     -    Issue of New Shares or Sale of
                       Treasury Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VII:    CORPORATE SEAL

SECTION 7.1     -    Form and Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VIII:   FISCAL YEAR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                INDEX TO BY LAWS

                         FIRST FIDELITY BANCORPORATION
          (AMENDED OCTOBER 14, 1987, FEBRUARY 25, 1988, JULY 19, 1990
                             AND OCTOBER 21, 1993)

********************************************************************************

ARTICLE IX:     AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE X:      MISCELLANEOUS

SECTION 10.1    -    Inspection of Corporate Records  . . . . . . . . . . . . . . . . . . . . . . .  19
        10.2    -    Assignment and Transfer of Stock,
                       Bonds and Other Securities . . . . . . . . . . . . . . . . . . . . . . . . .  20
        10.3    -    Checks, Drafts, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
        10.4    -    Execution of Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
        10.5    -    Voting Shares of Other Corporations  . . . . . . . . . . . . . . . . . . . . .  20
        10.6    -    Force and Effect of By-laws  . . . . . . . . . . . . . . . . . . . . . . . . .  21

                               BY-LAWS

                                  OF

                    FIRST FIDELITY BANCORPORATION

                       Adopted:  July 30, 1987

                      (Amended October 14, 1987,

                 February 25, 1988, July 19, 1990 and

                           October 21, 1993

                              ARTICLE I
                               OFFICES
         Section 1.1. Principal Business Office. -- The principal business offices of the Corporation are 550 Broad Street, Newark, New Jersey and Broad and Walnut Streets, Philadelphia, Pennsylvania.
         Section 1.2. Other Business Offices. -- Branch or subordinate offices may at any time be established by the board at any place or places where the Corporation is qualified to do business.
         Section 1.3. Registered Office. -- The registered office of the Corporation in the State of New Jersey is at 550 Broad Street, Newark, New Jersey. The registered agent of the Corporation at such office is James
L. Mitchell.
                              ARTICLE II
                       MEETINGS OF SHAREHOLDERS
         Section 2.1. Place of Meetings. -- All meetings of shareholders shall be held at the principal business office of the Corporation or at such other place as may from time to time be designated by the board and stated in the notice of the meeting.
         Section 2.2. Annual Meeting. -- An annual meeting of the shareholders of the Corporation shall be held at 11:00 a.m. on the second Thursday of April of each year, or at such other time within ninety days after that time as shall be fixed by the board or any person or persons designated by the board and specified in the notice of the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.
         Section 2.3. Special Meeting. -- Special meetings of the shareholders may be called for any purpose and at any time by the chairman, the president or the board. A special meeting of the shareholders, or of the holders of any class or series entitled to vote exclusively on a particular matter, shall be called by the Corporation for good cause shown upon the written application by the holder or holders of ten percent or more of all stock entitled to vote on the matter or matters to be considered at the meeting. The application or applications shall state the purpose or purposes for which the meeting is to be held. The meeting shall be held within ninety days after receipt by the Corporation of the application or applications which, in the aggregate, equal ten percent of the stock which will be entitled to vote at the meeting.
         Section 2.4. Notice of Meetings. -- Written notice of the time, place, and purposes of annual and special meetings of shareholders shall be given to each shareholder entitled to vote at the meeting at least ten and not more than sixty days before the date of the meeting, either personally or by mail or other means of written communication, charges prepaid, addressed to the shareholder at his address appearing on the books of the Corporation.
         Section 2.5. Record Date. -- The board or any person or persons designated by the board shall fix the record date for determination of shareholders entitled to notice of and to vote at any annual or special meeting of shareholders. The record date shall not be more than sixty days nor less than ten days before the date of the meeting.
         Section 2.6. Quorum. -- The presence in person or by proxy of the holders of a majority of the outstanding shares of any class or series voting separately at a meeting and a majority of any two or more classes voting together as a class at the meeting shall constitute a quorum for the transaction of business; if any matter to come before the meeting requires a vote of less than all the outstanding classes, then the presence in person or by proxy of the holders of a majority of the class or classes or series having the right to vote on the matter or matters shall constitute a quorum for the transaction of that business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
         Section 2.7. Adjourned Meetings and Notice Thereof. -- Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy at the meeting. In the absence of a quorum, no other business may be transacted at the meeting.
         If any meeting, either annual or special, is adjourned, and the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken, and the only business transacted at the adjourned meeting is such as might have been transacted at the original meeting, no further notice of the adjourned meeting need be given to shareholders. If after adjournment, the board fixes a new record date for the adjourned meeting, however, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

         Section 2.8. Voting. -- Shareholders shall be entitled to vote their stock in the manner provided by law and as modified by the certificate of incorporation, as amended from time to time. Treasury shares of the Corporation shall not be voted at any meeting of shareholders for any purpose.
         Section 2.9. Proxies. -- Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. Every proxy shall be executed by the shareholder or his agent. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the shareholder but the proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at a meeting of any shareholder who has given a proxy shall not revoke the proxy unless the shareholder shall file written notice of the revocation with the secretary of the meeting prior to the voting of the proxy. A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent to the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the secretary of the Corporation.
         Section 2.10. Officers of Meetings. -- The chairman shall preside at all meetings of shareholders. In the absence of the chairman, the president shall preside. In the absence of both of them, the board shall designate a presiding officer. The secretary of the Corporation shall, if present, act as secretary of all meetings of shareholders. In his absence, a temporary secretary for that particular meeting shall be designated by the presiding officer.

         Section 2.11. Order of Business. -- The order of business at all meetings of the shareholders, unless changed by a majority vote of the shares entitled to vote at such meeting, shall be as follows: (i) call to order; (ii) proof of mailing of notice of meeting, proxy and proxy statement; (iii) report on presence of a quorum; (iv) reading or waiver of the minutes of the preceding shareholders' meeting; (v) appointment of inspectors of election, if not appointed by board and if demanded by any shareholder; (vi) election of directors if applicable; (vii) unfinished business; (viii) new business; (ix) reports, if applicable; and (x) adjournment.
         Section 2.12. Voting List. -- The secretary shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall
                 (a) be arranged alphabetically within each class series, or group of shareholders, with the address of, and the number of shares held by, each shareholder;
                 (b) be produced at the time and place of the meeting;
                 (c) be subject to the inspection of any shareholder during the whole time of the meeting; and
                 (d) be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at any meeting.
         Section 2.13. Inspectors of Election. -- The board may, in advance of any shareholders' meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. If the board fails to appoint an inspector or inspectors, the presiding officer at the shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall, appoint one or more persons to act in that capacity. Each inspector shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and to the best of his ability. No person shall be elected a director at a meeting at which he has served as an inspector.
         Section 2.14. Notification of Nominations. Nominations for the election of directors may be made by the board of directors, or on behalf of the board by the executive committee or by any stockholder entitled to vote for the election of the directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination shall have been received by the secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 60 days in advance of such meeting, except for the 1994 Annual Meeting where such notice must be given by close of business on the 10th day following the date on which notice of such meeting is first given to stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the 7th day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder,
(d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors and (e) the consent of each nominee to serve as a director of the Corporation if so elected and a representation by such nominee that such person, at the time of notification satisfies, and, on the date of the annual meeting and thereafter during the continuation of directorship, will satisfy, the qualifications for service as a director. The chairman of the meeting, in his discretion, may waive the requirements of this Section 2.14 and acknowledge the nomination of any person not otherwise made in compliance with the provisions of this section.

                             ARTICLE III
                          BOARD OF DIRECTORS
         Section 3.1. Function of Board. -- The business and affairs of the Corporation shall be managed by the board of directors of the Corporation (the board), except as otherwise provided by law or the certificate of incorporation.
         Section 3.2(a). Number of Directors. -- The board shall consist of not less than four nor more than forty members, the actual number to be determined from time to time by the board.
         Section 3.2(b). Qualifications. -- Directors shall be at least twenty-one years of age and, except as the board may determine, no director shall stand for election or reelection as a director who has passed his/her 70th birthday; provided, however, that this restriction shall not apply to persons who are active officers of the Corporation or one of its banking subsidiaries.

         Section 3.3. Classification of Directors. -- At the first meeting of shareholders of the Corporation the board shall be divided into three classes, the members of each class to serve a term for up to three years. The number of directors in each class shall be fixed by the board at the time the number of directors is fixed. The number of directors in any class shall not exceed by more than two the number of directors in any other class.
         Section 3.4. Resignation and Removal. -- Any director may resign at any time. Any director may be removed but only for cause, by the affirmative vote of a majority of votes cast by the holders of shares entitled to vote for the election of directors.
         Section 3.5. Vacancies. -- Any vacancy in the board caused by any reason, including an increase in the number of directors, may be filled by a majority of the remaining directors. Each director so elected shall hold office until the next succeeding annual meeting of the shareholders.
         A vacancy or vacancies in the board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the shareholders fail at any meeting of the shareholders at which any director or directors are elected to elect the authorized number of directors to be voted for at that meeting. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.
         Section 3.6. Place of Meeting. -- All meetings of the board shall be held at the principal business office of the Corporation or at such place or places as the board may from time to time determine.
         Section 3.7. Regular Meetings. -- At the next regular meeting of the board held following the annual meeting of shareholders, the board shall organize and elect officers. The board may, at any meeting at which a quorum is present, determine the time and place for the holding of additional regular meetings without other notice than such determination.
         Section 3.8. Use of Communications Equipment. -- Any or all directors may participate in a meeting of the board or any committee thereof by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.
         Section 3.9. Special Meetings. -- Special meetings of the board for any purpose or purposes may be called at any time by the chairman, the president, or five directors.
         Section 3.10. Notice of Meetings. -- Notice of the time and place of each special meeting of the board shall be given in writing to each director personally, by mail, or by telegram, addressed to him at his address as it is shown upon the records of the Corporation, or notice may be given by a telephone call to the director. If the notice is mailed, it shall be sent first class mail, postage prepaid, and shall be deposited in the United States mails at least one week prior to the time of the holding of the meeting. In case the notice is delivered personally or made by telephone, it shall be delivered at least twenty-four hours prior to the time of the holding of the meeting. In case the notice is telegraphed, it shall be delivered to a telegraph company for such purpose not less than twenty-four hours prior to the time of the holding of the meeting.
         Notice of a regular meeting of the board need not be given so long as the meeting is to be held at the time and place specified in these by-laws or determined by the board in fixing the time and place of regular meetings.
         Section 3.11. Waiver of Notice. -- The actions taken at any meeting of the board, however called and noticed or wherever held, shall be as valid as though the meeting had been duly held after a regular call and notice, if a quorum is present at the meeting and if, before or after the meeting, each of the directors not present signs a waiver of notice of the meeting. All waivers shall be filed with the corporate records or made a part of the minutes of the meeting.
         Section 3.12. Action Without Meeting. -- Any action required or permitted to be taken by the board by law, the certificate of incorporation, or these by-laws may be taken without a meeting, if, prior or subsequent to the action, all members of the board shall individually or collectively consent in writing to the action. Each written consent or consents shall be filed with the minutes of the proceedings of the board. Action by written consent shall have the same force and effect as a unanimous vote of the directors, for all purposes. Any certificate or other document which relates to action so taken shall state that the action was taken by unanimous written consent of the board without a meeting.
         Section 3.13. Quorum. -- A majority of the entire board shall constitute a quorum for the transaction of business.
         Section 3.14. Voting. -- Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board.
         Section 3.15. Chairman of Meetings. -- The chairman shall preside at all meetings of the board at which he is present. In the absence of the chairman, the president shall preside. In the absence of both of them, the chairman shall designate a director who shall preside.
If the secretary of the Corporation is present, he shall record the minutes of the meeting, and if he is not present, the board shall designate an acting secretary to record the minutes of the meeting.





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
         Section 3.16. Adjournment. -- Any meeting of the board at which a quorum is present may be adjourned to meet again at a time and place fixed by the board in connection with the meeting. No notice of the time and place of the adjourned meeting need by given to absent directors.
         Section 3.17. Presumption of Assent. -- A director who is present at a meeting of the board or any committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have concurred in the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before or promptly after the adjournment thereof. The right to dissent shall not apply to a director who voted in favor of such action.
A director who is absent from a meeting of the board or any committee thereof of which he is a member at which any such action is taken shall be presumed to have concurred in the action unless he shall file his dissent with the secretary of the Corporation within a reasonable time after learning of such action.
                              ARTICLE IV
                              COMMITTEES
         Section 4.1. Establishment of Committees. -- The board may, by resolution adopted by a majority of the entire board, designate an executive committee and may at any time designate whatever additional committees the board deems appropriate.
         Section 4.2(a). Executive Committee. -- The executive committee shall consist of not less than five directors. The executive committee shall have and exercise, except when the board is in session, all the powers and duties of the board to the fullest extent permitted by law.





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
All acts done and powers conferred by the executive committee from time to time shall be deemed to be, and may be certified as being done or conferred, under the authority of the board to the fullest extent permitted by law. The executive committee shall serve as the nominating committee for nomination of persons to the board.
         Section 4.2(b). Meetings of the Executive Committee. -- The committee shall hold regular meetings at such times as the members shall agree and whenever called by the chairman of the committee. A majority of the committee shall constitute a quorum for the transaction of business. The committee shall keep a record of its proceedings and shall report these proceedings to the board at the regular meetings thereof.
         Section 4.2(c). Chairman of the Executive Committee. -- The board shall designate a director who shall be chairman of the executive committee. He shall preside at the meetings of the executive committee and he shall perform such other duties as the board shall direct. In the absence of the chairman of the executive committee, another member of the executive committee designated by the board shall preside at the meetings of the executive committee.
         Section 4.3. Audit Committee. -- The board may appoint an audit committee consisting of three or more directors. The committee shall review audit and regulatory examination reports concerning the Corporation and shall perform such other functions as may be directed of it by the board.
         Section 4.4. Organization and Compensation Committee. -- The board may appoint an organization and compensation committee consisting of three or more directors. The committee shall review compensation of the executive officers of the Corporation and shall perform such other functions as may be directed to it by the board.





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         Section 4.5.  Other Committees.  -- The board may from time to time appoint other committees composed of one or more members of the board and such other persons as the board deems appropriate, for such purposes and with such powers as the board may determine.
         Section 4.6. Committee Chairman. -- Each committee shall choose one of its members to act as its chairman unless the chairman is designated by the board.
         Section 4.7. Vacancies. -- Vacancies occurring from time to time in the membership of any committee shall be filled by the board for the unexpired term of the member whose death, resignation, removal or disability causes the vacancy. The board may designate one or more directors as alternate members of any committee, who may replace any absent member or members at any meetings of the committee.
         Section 4.8. Meetings. -- Each committee shall adopt its own rules of procedure and shall hold regular meetings at such stated times as it may appoint. It shall also have special meetings whenever called together by its chairman.
         Section 4.9. Notices of Meetings. -- It shall not be necessary to give any notice of the regular meetings of any committee. Notice of every special meeting shall be given either by mailing the notice to each member of the committee at his address, as the same appears on the records of the Corporation, at least two days before the day of the meeting, or by notifying each member on or before the day of the meeting by telephone, telegraph or by personal notice, or by leaving a written notice at his residence or place of business at least one day before the meeting.
Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting.
         Section 4.10. Reports. -- Each committee shall keep a record of its proceedings and shall report on its activities to the board when required.
         Section 4.11. Quorum. -- Unless otherwise required by law or these by-laws, a quorum at any meeting of any committee shall be not less than one-half the full number of members.
         Section 4.12. Limitation of Powers. -- No committee of the board shall have authority to take any action which is expressly required by any applicable provision of state or federal law or regulation to be taken only at a meeting of the board or by a specified proportion of the directors.
                              ARTICLE V
                               OFFICERS
         Section 5.1. Executive Officers. -- The board shall annually elect a chairman of the board (the chairman), a president, a treasurer, and a secretary. It may elect one or more vice chairmen of the board and one or more executive or senior vice presidents. Any two or more offices may be held by the same person. The chairman, the president and the vice chairman, if any, shall be directors.
         Section 5.2. Additional Officers. -- The president may from time to time appoint such other officers as he shall deem necessary, who shall hold their offices for such terms, have such powers, and perform such duties as shall be designated by the president.
         Section 5.3. Election and Term of Office. -- Each officer elected by the board shall hold office until the succeeding annual election of officers and until his successor has been elected and has qualified, unless he is earlier removed. Any officer elected by the board may be removed with or without cause by the vote of a majority of directors or by any officer upon whom the power of removal may be conferred by the board. The removal of an officer shall





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be without prejudice to his contract rights, if any.  Election or appointment of an officer by the board or president shall not of itself create contract rights.
         Section 5.4. Vacancies. -- A vacancy in any office subject to election by the board shall be filled by the board and a vacancy in any other office may be filled by the president.
         Section 5.5. Powers and Duties. -- The officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the board or the executive committee, and as may be delegated by the president or by such other officer to whom the officer is directly responsible.
         Section 5.6(a). Chairman. -- The chairman shall preside at meetings of the shareholders and at meetings of the board. He shall perform such additional duties and have such additional responsibilities as are assigned to him from time to time by the board.
         Section 5.6(b). President. -- The president shall be the chief executive officer of the Corporation. He shall, subject only to the direction and control of the board or the executive committee, have general charge and supervision over and responsibility for the business and affairs of the Corporation. He shall perform such duties as the board or the executive committee shall direct and shall generally possess such powers and perform such duties as are prescribed in these bylaws and as usually are incident to the office of chief executive officer.
         Section 5.6(c). Treasurer. -- The treasurer shall have custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. He shall account to the president, or the board or the executive committee, whenever they may require, concerning the financial condition of the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to his office or as shall be assigned to him by the president, the executive committee, or the board. In case of the absence or disability of the treasurer, all his powers and duties shall devolve upon one or more assistant treasurers.
         Section 5.6(e). Secretary. -- The secretary shall attend to the giving of all notices of the meetings of shareholders and directors and shall keep the minutes of all shareholders' and directors' meetings and record the same in the minute books of the Corporation. He shall serve as secretary for all meetings of the shareholders, the board, the executive committee and other committees of the board. He shall have custody of the corporate seal. The secretary shall perform such other duties and possess such other powers as are incident to his office or as shall be assigned to him by the president, the executive committee, or the board. In case of the absence or disability of the secretary, all his powers and duties shall devolve upon one or more assistant secretaries.
         Section 5.7. Compensation of Officers. -- The salary of any executive officer who is a member of the board is reviewed by the organization and compensation committee, which makes recommendations to the board for approval. The salary of any other executive officer may be determined and fixed by the organization and compensation committee. The salaries of all other officers may be determined by the president.
         Section 5.8. Fidelity Bond. -- Each officer and employee, if so required by the board of directors, shall give bond with a surety to be approved by the board, conditioned for the honest discharge of his duties as an officer or employee. In the discretion of the board, the bonds may be individual, schedule or blanket form, and the premiums may be paid by the Corporation.





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
                              ARTICLE VI
                  CAPITAL STOCK AND OTHER SECURITIES
         Section 6.1. Issuance of Stock and Other Securities. -- Certificates of any class of capital stock of the Corporation and certificates representing any other securities of the Corporation shall be signed by the chairman, the president or any vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, except that where the certificate is signed by a transfer agent or a registrar, or authenticated by a trustee, who are not officers or employees of the Corporation, the signatures of the chairman, or the president, or any vice president, and the secretary, or assistant secretary, or treasurer or assistant treasurer may be engraved or printed facsimiles. The certificates shall be sealed with the seal of the Corporation, or they shall bear a facsimile of the seal. The certificates shall be countersigned and registered in such manner as the board may prescribe.
         Section 6.2. Lost, Stolen and Destroyed Certificates. -- In case of lost, stolen or destroyed certificates, new certificates may be issued to take their place upon receipt by the Corporation of such bond of indemnity and under such regulations as shall be prescribed by the board, or any person or committee to whom such authority may be delegated by the board, but the giving of a bond of indemnity may be waived by the board or such person or committee.
         Section 6.3. Transfer of Securities. -- Shares of capital stock or any other registered securities of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his authorized attorney upon surrender for cancellation to the transfer agent of an outstanding certificate or certificates for the same number of shares or other security with an assignment and authorization to transfer endorsed thereon or attached thereto, duly





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executed, together with such proof of the authenticity of the signature and of the power of the assignor to transfer the securities as the Corporation or its agents may require.
         Section 6.4. Record Date for Dividends or Rights. -- The board may fix a record date in advance as of which shares of stock shall be held of record to entitle a shareholder to the payment of any dividend, to the allotment of rights, or to exercise rights in respect to any change, conversion or exchange of capital stock of the Corporation. The record date shall not precede by more than sixty days the date of the dividend payment, or the allotment of rights, or the date when the change, conversion or exchange of capital stock shall take effect. Only shareholders of record on the record date shall be entitled to receive or exercise the rights or benefits when they shall accrue, notwithstanding any transfer of any stock on the books of the Corporation subsequent to the record date which is fixed.
         Section 6.5. Issue of New Shares or Sale of Treasury Stock. -- Shares of the capital stock of the Corporation, which have been authorized but not issued, may be issued from time to time for such consideration, not less than the par value thereof, as may be determined by the board. Treasury shares may be sold from time to time for such consideration as may be determined by the board.
                             ARTICLE VII
                            CORPORATE SEAL
         Section 7.1. Form and Use. -- The corporate seal shall have inscribed thereon the name of the Corporation, the year 1988, and the words "Corporate Seal, New Jersey." The seal may be used by causing it or a facsimile thereof to be impressed or reproduced on a document or instrument, or affixed thereto.





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
                             ARTICLE VIII
                             FISCAL YEAR
         The fiscal year of the Corporation shall commence on the first day of January of each year.
                              ARTICLE IX
                              AMENDMENTS
         These by-laws may be altered, amended or repealed by the shareholders or the board. Any by-law adopted, amended, or repealed by the shareholders may be amended or repealed by the board unless the resolution of the shareholders adopting a bylaw expressly reserves to the shareholders the right to amend or repeal it.
                              ARTICLE X
                            MISCELLANEOUS
         Section 10.1. Inspection of Corporate Records. -- The share register, or duplicate share register, and minutes of proceedings of the shareholders shall be open to inspection for any proper purpose upon the written demand of any person who shall have been a shareholder of record or holder of a voting trust certificate for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least twenty percent of the outstanding shares of any class. The inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand for inspection other than at a shareholders' meeting shall be made in writing upon the president or the secretary of the Corporation.





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         Section 10.2.  Assignment and Transfer of Stock, Bonds and Other
Securities. -- The chairman, the president, any other executive officer, any vice president, or any other officer authorized by the board or the executive committee, and each of them, shall have power to assign or to endorse for transfer under the corporate seal, and to deliver any stock, bonds, subscription rights, or other securities, or any beneficial interest therein, held or owned by the Corporation.
         Section 10.3. Checks, Drafts, Etc. -- All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner, manually or by facsimile signature, as shall be determined from time to time by the board or the executive committee.
         Section 10.4. Execution of Contracts. -- The board or the executive committee may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. The authority may be general or confined to specific instances and, unless so authorized by the board, the executive committee or these by-laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
         Section 10.5. Voting Shares of Other Corporations. -- The chairman, the president, any other executive officer, or any vice president are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of stock of any other corporation or corporations standing in the name of this Corporation. The authority herein





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
granted may be exercised by an officer either in person or by proxy or by power of attorney duly executed by the officer.
          Section 10.6. Force and Effect of By-laws. -- These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's certificate of incorporation, as it may be amended from time to time. If any provision of these by-laws is inconsistent with a provision in that Act or the certificate of incorporation, the provision of the Act or the certificate of incorporation shall govern to the extent of such inconsistency.





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